Exhibit 23(c)

                          CONSENT OF FINANCIAL ADVISOR
                            [WHEAT FIRST LETTERHEAD]




Douglas W.  Densmore, Esquire
Flippin, Densmore, Morse, Rutherford & Jessee
300 First Campbell Square
Roanoke, Virginia  24011




Gentlemen:

         We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of Regency Financial Shares included as Annex B to the Proxy Statement/Prospectus that is a part of this Registration Statement, and to the references to such letters and to our firm in such Proxy Statement/Prospectus. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Sincerely,

                                       WHEAT, FIRST SECURITIES, INC.



Richmond, Virginia
                                                 Date: January 23, 1998